Exhibit 99.1
News Release

Contact:
L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial Officer	Executive Vice President and Controller
662/680-2330	662/680-2332
BancorpSouth Announces Earnings of $0.34 per Diluted Share
for Third Quarter 2008
TUPELO, Miss., October 20, 2008/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the third quarter ended September 30, 2008.
     Highlights of the announcement include:
•	Solid profitability for the third quarter of 2008, with net income of $28.3 million, or $0.34 per diluted share.

•	Net interest margin stable at 3.67 percent.

•	Growth in net interest revenue of 1.6 percent for the third quarter of 2008, driven by continued loan growth.

•	Strong credit quality with third quarter net charge-offs of 0.45 percent of average net loans and leases; manageable non-performing loans at 0.68 percent of ending net loans.

•	Increase in non-interest revenue of 9.6 percent to $63.4 million, led by a 24.2 percent increase in insurance commissions.

•	Further expansion of equity to assets ratio to 9.34 percent at the end of the third quarter of 2008 from 8.91 percent at the end of the third quarter of 2007.
Third Quarter 2008 Summary Results
BancorpSouth’s net income for the third quarter of 2008 was $28.3 million compared with $36.3 million for the third quarter of 2007. Net income per diluted share was $0.34 for the third quarter of 2008 and $0.44 for the third quarter of 2007.
Commenting on the announcement, Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, said, “In an unusually challenging environment for the financial services industry, BancorpSouth produced very solid operating and financial results for the third quarter of 2008. We enhanced our already strong capital structure and maintained ample sources of liquidity. Our credit quality remained strong with net charge-offs and non-performing assets
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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000
is a financial holding company.

BXS Announces Third Quarter Results

October 20, 2008
rising but remaining at manageable levels. Through disciplined implementation of our asset/liability management strategies, we produced a relatively high net interest margin, and a modest increase in net interest revenue.
“As we have previously stated, we are not immune to the impact of the slowing economy or other challenges facing the financial industry. Our nonperforming loans and net charge-offs increased for the third quarter of 2008 and a larger provision for credit losses was primarily responsible for the decline in net income compared with the third quarter of 2007. As a result of our long-term conservative lending and investment philosophies, we have virtually no exposure to the credit issues affecting the subprime residential mortgage market and no equity investments in the securities of Fannie Mae or Freddie Mac. We believe that we are in a strong competitive position relative to many of our peers to continue serving our customers effectively, implementing our long-term operating and growth strategies, and expanding our market share.”
Net Interest Revenue
Net interest revenue increased 1.6 percent over the third quarter 2007 level to $109.6 million, as growth in loans more than offset a decline in investment securities and other earning assets. The fully taxable equivalent net interest margin remained stable at 3.67 percent compared to 3.66 percent in the third quarter of 2007.
Patterson remarked, “For the third quarter, we produced an increase in net interest revenue and maintained a relatively strong net interest margin. While the growth in our loans contributed to positive net interest revenue, we also continued the disciplined implementation of our asset/liability management strategies which has been evident throughout the year.
“These strategies are focused on improving net interest revenue by funding loan growth with proceeds from maturing lower yielding investment securities, borrowings from the Federal Home Loan Bank (FHLB) and the Federal Reserve and growth in demand deposits, which increased 11.5 percent and 7.1 percent at the end of the third quarter of 2008 from the end of the third quarter of 2007 and second quarter of 2008, respectively. In addition, we reduced higher cost time deposits 23.1 percent and 11.1 percent on the same comparable-quarter and sequential-quarter basis, respectively, through conservative pricing. We still have access to ample sources of liquidity due to our substantial capacity for further short-term borrowings with the FHLB. We believe these asset/liability management strategies remain relevant to our continuing efforts to manage our interest-rate risk and maintain our liquidity.”
Deposit and Loan Activity
Total assets at September 30, 2008 increased 1.1 percent to $13.3 billion from $13.1 billion at September 30, 2007. Total deposits declined 5.0 percent to $9.7 billion at September 30, 2008 from $10.2 billion at September 30, 2007. Loans and leases, net of unearned income, increased 5.9 percent to $9.6 billion at September 30, 2008 from $9.1 billion at September 30, 2007.
“Although loan growth was moderate during the third quarter, we were pleased with the increase achieved given the economic environment and increased competition for high quality loans,” said Patterson. “The wide diversity of the markets within our eight-state franchise continues to
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BXS Announces Third Quarter Results

October 20, 2008
enhance our lending business, validating our strategy of focusing our expansion in relatively fast-growing cities in existing or contiguous markets that we understand well. We also continue to benefit from our established presence in more-mature markets that are stable sources of lower cost demand deposit funding. The growth we have produced in demand deposits during 2008 significantly enhances our liability pricing options.”
Provision for Credit Losses and Allowance for Credit Losses
For the third quarter of 2008, the provision for credit losses was $16.3 million compared with $5.7 million for the third quarter of 2007 and $11.2 million for the second quarter of 2008. Annualized net charge-offs were 0.45 percent of average loans and leases for the third quarter of 2008 compared with 0.13 percent for the third quarter of 2007 and 0.30 percent for the second quarter of 2008.
Non-performing loans and leases increased to $65.2 million, or 0.68 percent of loans and leases, at September 30, 2008 from $31.3 million, or 0.35 percent of loans and leases, at September 30, 2007 and from $46.0 million, or 0.49 percent of loans and leases, at June 30, 2008. The allowance for credit losses was 1.35 percent of loans and leases at September 30, 2008 compared with 1.24 percent of loans and leases at September 30, 2007 and 1.30 percent of loans and leases at June 30, 2008.
Patterson commented, “The increases in our provision for credit losses, non-accrual loans and annualized net charge-offs reflect our commitment to taking appropriate steps to recognize and deal with emerging credit quality issues. We are well reserved against probable losses with an allowance for credit losses at the end of the third quarter that is double the size of non-performing loans and triple the size of annualized net charge-offs for the quarter. We expect the strength of BancorpSouth’s credit quality to continue to be a differentiating competitive advantage in our markets.”
Noninterest Revenue
For the third quarter of 2008, noninterest revenue increased 9.6 percent to $63.4 million from $57.9 million for the third quarter of 2007 and decreased 13.4 percent from $73.3 million for the second quarter of 2008. These results include a decline in the value of the mortgage servicing asset of $1.0 million and $3.2 million for the third quarters of 2008 and 2007, respectively, compared to an increase of $4.9 million for the second quarter of 2008. In addition, BancorpSouth had gains of $2.4 million and $2.6 million for the third quarter of 2007 and the second quarter of 2008, respectively, from the sales of shares of MasterCard, Inc. common stock.
“Our noninterest revenue growth for the third quarter of 2008 was driven by a 24.2 percent increase in insurance commission revenue to a record $21.8 million, the third consecutive quarter of growth in excess of 20 percent,” Patterson stated. “This growth primarily reflects the acquisition of an insurance agency in the third quarter last year and two agencies acquired in the first quarter of 2008. We also produced an 11.0 percent increase in credit and debit card revenue for the third quarter of 2008 compared with the third quarter of 2007, due primarily to the increasing number and size of transactions processed.”
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BXS Announces Third Quarter Results

October 20, 2008
Noninterest Expense
Noninterest expense increased 9.1 percent to $116.2 million for the third quarter of 2008 from $106.4 million for the third quarter of 2007 and increased 3.6 percent from $112.1 million for the second quarter of 2008. The comparable-quarter increase in noninterest expense is primarily attributable to the operation of the insurance agencies acquired in 2007 and 2008. In addition, BancorpSouth also incurred salaries, employee benefits and occupancy expense associated with the opening of new loan production offices and full-service branch bank offices during the second half of 2007 and the first nine months of 2008.
Capital Management
BancorpSouth’s long-term, conservative focus on maintaining a sound and adequate capital position and ample liquidity provides it with a competitive advantage in the current economic cycle and enhances its opportunity for future growth. BancorpSouth continued building upon its strong capital position, expanding its equity to asset ratio to 9.34 percent at the end of the third quarter of 2008 from 8.91 percent at the end of the third quarter of 2007 and 9.21 percent at the end of the second quarter of 2008. BancorpSouth’s ratio of tangible equity to assets rose to 7.25 percent at the end of the third quarter of 2008 from 6.90 percent at the end of the third quarter of 2007 and 7.12 percent at the end of the second quarter of 2008.
BancorpSouth also has demonstrated an extensive record of enhancing shareholder value through the return of excess capital through cash dividends and repurchases of its common stock. In the second quarter of 2008, the Company’s Board of Directors approved the 25th consecutive annual increase in the quarterly cash dividend to $0.22 per share. BancorpSouth did not repurchase shares of its common stock during the third quarter of 2008. The Company will continue to evaluate additional share repurchase opportunities under a stock repurchase plan for the repurchase of up to three million shares which commenced on May 1, 2007 and which expires on April 30, 2009.
Summary
Recently enacted federal legislation, actions by the Secretary of the Treasury and announcements by the Federal Deposit Insurance Corporation and the Federal Reserve System to strengthen and provide liquidity to the banking system have been actively supported by BancorpSouth. The Company’s management is currently evaluating this industry-changing landmark body of laws and regulations to determine whether opportunities exist which will have a positive impact on BancorpSouth’s future operations and financial results.
Patterson concluded, “Our goal is to continue producing long-term growth in earnings and shareholder value. The financial services industry has recently experienced substantial volatility in pricing and availability of credit. Our balance sheet management strategy, while somewhat conservative in the strongest part of the economic cycle, continues to position us to perform well in this environment of slowing growth and economic uncertainty. Our practice of intensely monitoring potential credit problems in order to work with borrowers to achieve a solution benefiting all parties continues to differentiate BancorpSouth from many of our competitors.
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BXS Announces Third Quarter Results

October 20, 2008
“We also recognize that we approach the end of 2008 in a position of strength, with a high quality loan portfolio, sound capital structure and diversified revenue streams. We intend to continue pursuing our long-term expansion strategies, while maintaining the flexibility to respond to strategic opportunities that are consistent with our long-term growth objectives. By leveraging our strengths to continuously gain additional market share, we expect to enhance BancorpSouth’s prospects for growth as the economic cycle strengthens.”
Conference Call
BancorpSouth will conduct a conference call to discuss its third quarter 2008 results tomorrow, October 21, 2008, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to our credit quality, our allowance for credit losses, our ability to serve our customers, the coverage of our allowance for credit losses, the impact of and our response to recent legislation affecting financial institutions, the implementation of our long-term operating and growth strategies, our ability to expand market share, our asset/liability management strategies, our prospects for growing our businesses, our ability to manage our interest-rate risk and maintain liquidity, our performance during a period of economic uncertainty and repurchases under our common stock repurchase plan.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets,
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BXS Announces Third Quarter Results

October 20, 2008
changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.3 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 300 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.
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BXS Announces Third Quarter Results

October 20, 2008
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$109,602	$107,916	$329,515	$313,242
Provision for credit losses	16,306	5,727	38,354	14,925
Noninterest revenue	63,433	57,894	202,930	176,485
Noninterest expense	116,059	106,351	341,593	317,889

Income before income taxes	40,670	53,732	152,498	156,913
Income tax provision	12,325	17,475	48,883	51,198

Net income	$28,345	$36,257	$103,615	$105,715

Earning per share: Basic	$0.34	$0.44	$1.26	$1.30

Diluted	$0.34	$0.44	$1.25	$1.30

Balance sheet data at September 30:
Total assets			$13,300,728	$13,134,317
Total earning assets			12,073,837	11,958,168
Loans and leases, net of unearned income			9,592,412	9,054,725
Allowance for credit losses			129,147	112,134
Total deposits			9,684,800	10,190,817
Common shareholders’ equity			1,242,719	1,169,739
Book value per share			14.96	14.22

Average balance sheet data:
Total assets	$13,304,939	$13,084,787	$13,174,345	$12,781,787
Total earning assets	12,132,130	11,954,777	12,012,791	11,679,681
Loans and leases, net of unearned interest	9,529,731	8,995,863	9,371,480	8,676,921
Total deposits	9,659,246	10,246,437	9,873,058	10,252,233
Common shareholders’ equity	1,231,350	1,141,295	1,219,170	1,106,907

Non-performing assets at September 30:
Non-accrual loans and leases			$30,642	$7,301
Loans and leases 90+ days past due			31,866	23,158
Restructured loans and leases			2,666	878
Other real estate owned			32,479	10,966

Total non-performing assets			97,653	42,303

Net charge-offs as a percentage of average loans (annualized)	0.45%	0.13%	0.35%	0.12%

Performance ratios (annualized):
Return on average assets	0.85%	1.10%	1.05%	1.11%
Return on common equity	9.16%	12.60%	11.35%	12.77%

Net interest margin	3.67%	3.66%	3.75%	3.67%

Average shares outstanding — basic	82,560,724	82,165,256	82,420,266	81,263,864
Average shares outstanding — diluted	82,765,428	82,467,583	82,645,153	81,631,582
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BXS Announces Third Quarter Results

October 20, 2008
BancorpSouth, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30,		%
	2008	2007	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$246,687	$273,616	(9.84%)
Interest bearing deposits with other banks	15,730	18,069	(12.94%)
Held-to-maturity securities, at amortized cost	1,350,396	1,706,350	(20.86%)
Available-for-sale securities, at fair value	919,468	1,018,301	(9.71%)
Federal funds sold and securities purchased under agreement to resell	—	57,000	(100.00%)
Loans and leases	9,641,497	9,103,307	5.91%
Less: Unearned income	49,085	48,582	1.04%
Allowance for credit losses	129,147	112,134	15.17%

Net loans and leases	9,463,265	8,942,591	5.82%
Loans held for sale	195,830	103,722	88.80%
Premises and equipment, net	345,235	312,832	10.36%
Accrued interest receivable	85,968	101,118	(14.98%)
Goodwill	271,017	254,587	6.45%
Other assets	407,132	346,131	17.62%

Total Assets	$13,300,728	$13,134,317	1.27%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,694,303	$1,687,157	0.42%
Interest bearing	3,771,265	3,215,632	17.28%
Savings	693,034	705,519	(1.77%)
Other time	3,526,198	4,582,509	(23.05%)

Total deposits	9,684,800	10,190,817	(4.97%)
Federal funds purchased and securities sold under agreement to repurchase	1,079,088	797,177	35.36%
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	625,000	500,000	25.00%
Accrued interest payable	24,846	42,509	(41.55%)
Junior subordinated debt securities	160,312	163,405	(1.89%)
Long-term Federal Home Loan Bank borrowings	288,861	141,605	103.99%
Other liabilities	195,102	129,065	51.17%

Total Liabilities	12,058,009	11,964,578	0.78%
Shareholders’ Equity
Common stock	207,714	205,663	1.00%
Capital surplus	216,394	195,323	10.79%
Accumulated other comprehensive income (loss)	(8,746)	(18,004)	(51.42%)
Retained earnings	827,357	786,757	5.16%

Total Shareholders’ Equity	1,242,719	1,169,739	6.24%

Total Liabilities & Shareholders’ Equity	$13,300,728	$13,134,317	1.27%

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BXS Announces Third Quarter Results

October 20, 2008
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Sep-08	Jun-08	Mar-08	Dec-07	Sep-07	Sep-08	Sep-07
INTEREST REVENUE:
Loans and leases	$144,393	$147,289	$159,184	$171,068	$174,787	$450,866	$497,745
Deposits with other banks	172	193	208	274	316	573	870
Federal funds sold and securities purchased under agreement to resell	218	—	67	311	232	285	3,376
Held-to-maturity securities:
Taxable	14,063	15,044	15,947	16,890	17,585	45,054	51,252
Tax-exempt	1,959	2,025	2,075	2,120	2,077	6,059	6,136
Available-for-sale securities:
Taxable	9,025	8,531	9,564	10,227	10,554	27,120	30,985
Tax-exempt	874	1,260	1,204	941	960	3,338	3,085
Loans held for sale	1,920	1,420	2,210	1,751	1,454	5,550	4,211

Total interest revenue	172,624	175,762	190,459	203,582	207,965	538,845	597,660

INTEREST EXPENSE:
Interest bearing demand deposits	14,214	12,938	17,257	19,765	22,189	44,409	64,068
Savings deposits	1,366	1,291	1,543	1,934	2,503	4,200	7,367
Other time deposits	33,660	39,778	46,860	52,551	55,728	120,298	163,172
Federal funds purchased and securities sold under agreement to repurchase	4,308	3,321	5,195	8,259	9,151	12,824	26,258
FHLB Borrowings	6,277	5,359	6,285	8,107	7,130	17,921	13,763
Other	3,197	3,232	3,249	3,309	3,348	9,678	9,790

Total interest expense	63,022	65,919	80,389	93,925	100,049	209,330	284,418

Net interest revenue	109,602	109,843	110,070	109,657	107,916	329,515	313,242
Provision for credit losses	16,306	11,237	10,811	7,771	5,727	38,354	14,925

Net interest revenue, after provision for credit losses	93,296	98,606	99,259	101,886	102,189	291,161	298,317

NONINTEREST REVENUE:
Mortgage lending	3,270	9,507	1,543	(1,149)	100	14,320	7,363
Credit card, debit card and merchant fees	8,512	8,846	7,976	7,904	7,667	25,334	21,932
Service charges	17,687	17,093	15,839	18,125	17,281	50,619	50,354
Trust income	2,507	2,261	2,234	2,996	2,487	7,002	7,158
Security gains, net	100	199	78	97	7	377	24
Insurance commissions	21,779	21,462	24,668	16,181	17,542	67,909	55,001
Other	9,578	13,898	13,893	11,160	12,810	37,369	34,653

Total noninterest revenue	63,433	73,266	66,231	55,314	57,894	202,930	176,485

NONINTEREST EXPENSES:
Salaries and employee benefits	68,865	68,121	70,175	64,594	63,269	207,161	190,748
Occupancy, net of rental income	10,340	9,716	9,483	8,967	8,959	29,539	26,131
Equipment	6,214	6,245	6,433	6,078	6,057	18,892	18,136
Other	30,640	27,982	27,379	30,530	28,066	86,001	82,874

Total noninterest expenses	116,059	112,064	113,470	110,169	106,351	341,593	317,889

Income before income taxes	40,670	59,808	52,020	47,031	53,732	152,498	156,913
Income tax expense	12,325	19,683	16,875	14,803	17,475	48,883	51,198

Net income	$28,345	$40,125	$35,145	$32,228	$36,257	$103,615	$105,715

Net income per share: Basic	$0.34	$0.49	$0.43	$0.39	$0.44	$1.26	$1.30

Diluted	$0.34	$0.49	$0.43	$0.39	$0.44	$1.25	$1.30

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BXS Announces Third Quarter Results

October 20, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,689,955	$147,113	6.04%
Held-to-maturity securities:
Taxable	1,219,169	14,173	4.62%
Tax-exempt	180,579	3,014	6.64%
Available-for-sale securities:
Taxable	901,023	9,025	3.98%
Tax-exempt	75,917	1,344	7.04%
Short-term investments	65,487	390	2.37%

Total interest earning assets and revenue	12,132,130	175,059	5.74%
Other assets	1,304,430
Less: allowance for credit losses	(131,621)

Total	$13,304,939

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,492,942	$14,214	1.62%
Savings	723,444	1,366	0.75%
Other time	3,761,753	33,660	3.56%
Short-term borrowings	1,790,760	7,879	1.75%
Junior subordinated debt	160,312	3,064	7.60%
Long-term debt	288,875	2,839	3.91%

Total interest bearing liabilities and expense	10,218,086	63,022	2.45%
Demand deposits — noninterest bearing	1,681,107
Other liabilities	174,396

Total liabilities	12,073,589
Shareholders’ equity	1,231,350

Total	$13,304,939

Net interest revenue		$112,037

Net interest margin			3.67%
Net interest rate spread			3.29%
Interest bearing liabilities to interest earning assets			84.22%

Net interest tax equivalent adjustment		$2,435

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BXS Announces Third Quarter Results

October 20, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,087,608	$177,093	7.73%
Held-to-maturity securities:
Taxable	1,568,959	17,585	4.45%
Tax-exempt	191,397	3,196	6.62%
Available-for-sale securities:
Taxable	987,901	10,555	4.24%
Tax-exempt	80,696	1,476	7.26%
Short-term investments	38,216	548	5.69%

Total interest earning assets and revenue	11,954,777	210,453	6.98%
Other assets	1,241,511
Less: allowance for credit losses	(111,501)

Total	$13,084,787

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,178,394	$22,189	2.77%
Savings	715,875	2,503	1.39%
Other time	4,711,683	55,729	4.69%
Short-term borrowings	1,207,633	14,230	4.67%
Junior subordinated debt	163,405	3,342	8.11%
Long-term debt	142,000	2,058	5.75%

Total interest bearing liabilities and expense	10,118,990	100,051	3.92%
Demand deposits — noninterest bearing	1,640,485
Other liabilities	184,017

Total liabilities	11,943,492
Shareholders’ equity	1,141,295

Total	$13,084,787

Net interest revenue		$110,402

Net interest margin			3.66%
Net interest rate spread			3.06%
Interest bearing liabilities to interest earning assets			84.64%

Net interest tax equivalent adjustment		$2,487
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BXS Announces Third Quarter Results

October 20, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	September 30, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,524,079	$458,887	6.44%
Held-to-maturity securities:
Taxable	1,312,381	45,274	4.61%
Tax-exempt	185,434	9,321	6.71%
Available-for-sale securities:
Taxable	856,917	27,120	4.23%
Tax-exempt	96,487	5,135	7.11%
Short-term investments	37,493	858	3.06%

Total interest earning assets and revenue	12,012,791	546,595	6.08%
Other assets	1,287,407
Less: allowance for credit losses	(125,853)

Total	$13,174,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,465,696	$44,409	1.71%
Savings	721,819	4,200	0.78%
Other time	4,033,386	120,298	3.98%
Short-term borrowings	1,477,199	22,907	2.07%
Junior subordinated debt	160,312	9,309	7.76%
Long-term debt	275,774	8,207	3.98%

Total interest bearing liabilities and expense	10,134,186	209,330	2.76%
Demand deposits — noninterest bearing	1,652,157
Other liabilities	168,832

Total liabilities	11,955,175
Shareholders’ equity	1,219,170

Total	$13,174,345

Net interest revenue		$337,265

Net interest margin			3.75%
Net interest rate spread			3.32%
Interest bearing liabilities to interest earning assets			84.36%

Net interest tax equivalent adjustment		$7,750
-MORE-

BXS Announces Third Quarter Results

October 20, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	September 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,767,096	$504,470	7.69%
Held-to-maturity securities:
Taxable	1,540,910	51,252	4.45%
Tax-exempt	188,145	9,440	6.71%
Available-for-sale securities:
Taxable	995,567	30,985	4.16%
Tax-exempt	85,934	4,746	7.38%
Short-term investments	102,029	4,246	5.56%

Total interest earning assets and revenue	11,679,681	605,139	6.93%
Other assets	1,208,881
Less: allowance for credit losses	(106,775)

Total	$12,781,787

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,183,663	$64,068	2.69%
Savings	723,977	7,367	1.36%
Other time	4,678,320	163,172	4.66%
Short-term borrowings	947,498	33,778	4.77%
Junior subordinated debt	159,394	9,765	8.19%
Long-term debt	144,820	6,268	5.79%

Total interest bearing liabilities and expense	9,837,672	284,418	3.87%
Demand deposits — noninterest bearing	1,666,273
Other liabilities	170,935

Total liabilities	11,674,880
Shareholders’ equity	1,106,907

Total	$12,781,787

Net interest revenue		$320,721

Net interest margin			3.67%
Net interest rate spread			3.06%
Interest bearing liabilities to interest earning assets			84.23%

Net interest tax equivalent adjustment		$7,479
-END-